AAM/FMA/@F233903

S U P P L Y  A G R E E M E N T

Between

MACFARLAN  SMITH  LIMITED

and

NORTECH FOREST TECHNOLOGIES INC.

                                                  McGrigor Donald
                                                    Solicitors
                                                   Erskine House
                                                68-73 QueeN Street
                                                 EdiNburgh EH2 4NF

FMA:NORTECH- 1.AGR
 SUPPLY AGREEMENT

Between

MACFARLAN SMITH LIMITED, a
limited liability company registered in
Scotland under number 35640 whose
registered office is at Wheatfield Road, Edinburgh EH11 2QA, Scotland ("MS") and
NORTECH FOREST TECHNOLOGIES
INC., incorporated under the laws of the State of Delaware and having its office at 7600 West 27th Street, Suite B11, St. Louis Park, MN 55426, U.S.A. ("NFT")
WHEREAS:


(A)MS manufactures and sells the substance Denatonium Benzoate, which it sells under the trade mark "Bitrex". (B)NFT wishes to purchase supplies of Bitrex and may use MS' trade mark. (C)MS has agreed to supply NFT, to grant NFT a licence to use its trade mark, if requested, and to give NFT support with registration, if requested, upon the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED:-
1.Definitions .
1.1 In this Agreement unless the context otherwise requires the following expressions shall have the meanings set opposite them below: "the Commencement Date"the last date of execution of this Agreement; "Delivery" delivery of the Product by MS or its representatives to NFT in accordance with Clause 5;

"Force Majeure
means, in relation to either party, any circumstances beyond the reasonable control of that party including, without limitation to the generality of the foregoing, any industrial action including strike, lockout or boycott (except for the workforce of that party), national emergency, war or prohibitive government regulations, act of god, flood, fire, earthquake or natural disaster, imposition of judgment order, sanction or embargo;

"Intellectual Property Rights"
any patent, registered design or application for any of the same or any copyright, design right or Know-How owned by or licensed to MS and arising anywhere in the world whether existing now or in the future in the Product, but excluding, for the avoidance of doubt, any intellectual property rights of NFT in products into which the Products are incorporated;

"Know-How"
means all unpatented drawings, designs, specifications, data, processes, procedures, techniques and any other relevant information which is secret, substantial and recorded;

"Order"
an order for the Product placed by NFT with MS in accordance with Clause 3;

"the Price"
the price of the Product determined in accordance with Clause 6;

"Product "
Denatonium Benzoate NF Grade 99.5% minimum, as set out in the specification forming Part III of the Schedule,

"the Trade Marks"
the trade marks short particulars of which are set out in Part I of the Schedule;

"the Trade Mark Licence"
a trade mark licence on substantially the terms of the licence forming Part II of the Schedule signed by both parties;

"the Term"
the period of 5 Years commencing on the Commencement Date;

"the Territory"
Canada and the United States of America;

"the US Representative"
MS' representative in the United States of America from time to time, as advised to NFT;

"USD"
United States Dollars;

"a Year"
the twelve month period commencing on the Commencement Date and each subsequent period of 12 months commencing on each anniversary of the Commencement Date during the continuance of this Agreement.

1.2 In this Agreement headings to clauses are inserted for convenience only and shall not affect the interpretation of the clauses or this Agreement.

1.3 References in this Agreement to Clauses and SCHEDULES ARE TO CLAUSES OF OR SCHEDULES to this Agreement.

2. Term
This Agreement shall come into force on the Commencement Date and, subject to earlier termination in accordance with its terms, shall continue in force for the Term.

3. Supply
3.1 NFT agrees to purchase and MS agrees to supply the Product all on the terms and conditions of this Agreement.

3.2 NFT shall place Orders from time to time with MS or with the US Representative for the supply of the Product.

3.3 NFT shall be responsible, in respect of each Order, for specifying:

3.3.1 the quantity of Product to be supplied; and

3.3.2 subject to Clause 3.4, the requested delivery date.

3 4 NFT shall place its Orders for the Product a minimum of two months in advance of the requested delivery date.

3.5 Upon receipt of each Order, MS shall, as soon as is reasonably practicable, acknowledge receipt of the Order and inform NFT of the estimated delivery date. NFT acknowledges that MS may deliver the Product to it through the US Representative. MS shall use all reasonable endeavours to meet and to have the US Representative meet the estimated delivery date, but time shall not be of the essence. Accordingly MS shall have no liability to NFT if, notwithstanding such endeavours, there is any delay, nor shall NFT be entitled to cancel an Order or refuse to accept delivery of the Product because of such delay unless such delay makes the transaction commercially unviable for NFT.

3.6 The terms of this Agreement and MS' Standard Terms and Conditions of Sale in force from time to time shall apply to all supplies of the Product by MS to NFT, to the exclusion of any terms and conditions of NFT's. A copy of MS' current Standard Terms and Conditions of Sale have been supplied to NFT. In the event of there being any inconsistency between the provisions of this Agreement and MS' Standard Terms and Conditions of Sale, the terms of this Agreement shall prevail.

3.7 Each Order shall be deemed to be a separate order to which this Agreement shall apply. Failure by MS to comply with an Order shall not give NFT the right to hold MS in breach of this Agreement or terminate this Agreement.

4. FORECASTS OF DEMAND
NFT shall supply to MS, in respect of each Year during the continuance of this Agreement, a written forecast of its likely requirement for the Product in that Year. The said forecast shall be provided to MS by 1st December in the Year preceding the Year to which it relates.

5. DELIVERY
MS shall arrange for delivery of the Product to Minneapolis. The Price includes the cost of delivery and insurance for delivery.

6. PRICE
The price to be paid for the Product by NFT shall be USD (Confidential Treatment Requested) per kilo of Product or such other price as may be agreed between the parties in writing, taking into account changes in market conditions, price of raw materials, manufacturing or other costs and duties or taxes.

7. PAYMENT

7.1 NFT shall pay the Price for each consignment of the Product within 30 days of

7.2 All payments for the Product shall be made without set off or counterclaim and free of all withholdings and charges.

7.3 Payment (Confidential Treatment Requested)

7.4 If NFT fails to pay the Price in accordance with this Clause 7, MS shall be entitled at its option (without prejudice to any other right or remedy it may have):

7.4.1 to cancel or suspend any further delivery of Product to NFT under any Order which is outstanding and unfulfilled at such date; and

7.4.2 to charge NFT interest on the outstanding Price at the rate of 2 per cent above the base rate from time to time of the Bank of Scotland, from the date the payment became due until actual payment is made, as well after as before decree or judgment.

8. RISK AND TITLE
8.1 Risk in the Product shall pass to NFT on Delivery, unless NFT is unwilling or unable to take delivery of the Product within 21 days of being notified in writing by MS that it is ready for Delivery in which case risk shall pass to NFT at the conclusion of the said 21 day period.

8.2 Title in the Product shall not pass to NFT until payment in full for the Product is received by MS.

9.NFT'S OBLIGATIONS

9.1 Subject to Clause 9.2, NFT shall purchase from MS during the Term its total requirement of Denatonium Benzoate. If NFT places any orders or purchases any Denatonium Benzoate from any third party during the Term, except during any period when MS is affected by an event of Force Majeure notified under Clause 15, or in the circumstances set out in Clause 9.2 or with the prior written consent of MS, NFT shall be deemed to be in material breach of this Agreement.

9.2 NFT shall be entitled to purchase Denatonium Benzoate from a third party if there is unreasonable delay, as determined by historic delivery times, by MSL in the supply of Products to NFT.

10.Registration Review

1 0. 1 MS shall maintain the registration of the Product as a pesticide throughout the Territory. In consideration of NFT's agreement to purchase the Product on the terms and conditions of this Agreement, MS agrees that, if during the Term, the relevant regulatory authorities in the United States of America should review the whole or any part of the registration of the Product as a pesticide in the United States of America or part thereof, it shall be responsible for the costs incurred by NFT in conducting such review subject to the following:

1 0.1.1 NFT shall immediately notify MS when it becomes aware that such review is to take place and shall advise MS of the nature of the review;

10.1.2 NFT shall, in conducting such review, act in accordance with guidance and directions given by MS and without limitation to the foregoing generality, if particular information is sought by the relevant regulatory authorities shall seek guidance from MS as to whether it can provide such information or whether it should seek such information itself;

10.1.3 NFT shall obtain MS's prior written consent to any items of expenditure incurred in the course of such review; and

10.1.4 NFT shall submit invoices to MS at such times as may be agreed between the parties.

10.2 MS liability under Clause 10.1 shall be limited to a maximum of 600000 USD. The said sum shall include all sums spent by MS prior to the Commencement Date in connection with registration of the Product in the United States of America and Canada.

10.3 Subject to NFT complying with the terms of Clause 10. 1 and subject to the limit set out in clause 10.2, MSL shall pay invoices submitted by NFT under Clause 10. 1 .4 within 30 days of receipt.

11. Warranty

11.1 Subject to the provisions of this Agreement, if any Product is found by NFT not to conform with MS standard written specification, NFT shall notify MS of such defect within 30 days of Delivery and MS shall replace such Product or refund the Price of the Product, provided that MS is satisfied as to the existence of the defect and that it was defective at the time of Delivery. Provided MS complies with the provisions of this clause 11. 1 MS shall have no further liability to NFT whatsoever (except for death or personal injury caused by its negligence for which there is no limit of liability) in respect of defects or failures of the Products, including, without prejudice to the generality of the foregoing, any liability for indirect or consequential loss or loss of profits.

11.2 If NFT does not notify MS within the said period set out in clause 1 1 . 1, it will have no right to make any claim against MS in respect.of the Products.

11.3 Save as provided in this clause, all conditions, representations and warranties express or implied and whether under contract, delict or statute or otherwise (and insofar as permitted under the Unfair Contract Terms Act 1977 as amended or replaced from time to time) relating to the performance, quality or standard of the Products are hereby excluded.

12. Indemnity

12.1 NFT shall indemnify MS against all claims, suits, actions and proceedings against it by third parties and against all damage, loss, costs and expenses suffered by it as a result including without prejudice to the foregoing generality product liability claims, arising out of, based on or related to products produced or sold by NFT incorporating the Product, their manufacture, distribution, sale or supply except to the extent that such claims, suits, actions, proceedings, damages, loss, costs or expenses are in respect of death or personal injury and have been caused by MS' negligence, or relate solely to the Product itself.

12.2 NFT shall maintain both before and after the termination of this Agreement adequate public liability and product liability insurance cover for at least USD 2,000,000 for each and every claim with a reliable insurance company to be approved in writing by MS and NFT shall provide evidence of such insurance cover to MS within 7 days of a request from MS for such written evidence.

12.3 The obligations under this Clause 12 shall continue in force for two years after the termination of this Agreement.

13.INTELLECTUAL PROPERTY RIGHTS

All Intellectual Property Rights are and shall remain vested in MS and NFT shall have no rights to the Intellectual Property Rights whatsoever.

14. ASSIGNATION AND SUB-CONTRACTING

Neither party shall assign, charge or otherwise dispose of its rights or obligations under this Agreement or sub-contract any of its obligations under it without the other party's prior written consent.

15. FORCE MAJEURE

15.1 If either party is affected by an event of Force Majeure it shall forthwith notify the other party of the nature and extent thereof.


15.2 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly, provided that party takes all reasonable steps available to it to bring the event of Force Majeure to an end and/or to minimise its effect.

15.3 If the event of Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into BONA FIDE discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable. If no agreement can be reached in one calender month after discussions have commenced, the party not affected by the event of Force Majeure may terminate the Agreement by written notice to the other party without penalty.

16. TRADE MARK LICENCE

1 6.1 As soon as reasonably practicable after signature of this Agreement and at NFT's request, the parties shall forthwith complete and sign a trade mark licence for the Territory in substantially the form of the licence set out in
Part II of the Schedule.

16.2 NFT shall make no use of the name "Bitrex" or any similar name or any name or phrase incorporating "Bitrex" whatsoever except in accordance with and on the terms set out in and after signature of the trade mark licence pursuant to Clause 1 6. 1 .

17 TERMINATION

17.1 MS shall be entitled to terminate any Order or this Agreement forthwith if NFT fails to make any payment to MS pursuant to an Order or the terms of this Agreement upon the due date for payment.

17.2 Without prejudice to the terms of Clause 17.1, either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

17.2.1 that other party commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within twenty one days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

17.2.2 an encumbrancer takes possession or an administrator, receiver, administrative receiver, supervisor or similar official is appointed property or assets or a substantial part thereof of that other part,

17.2.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order or becomes or is declared bankrupt;

1 7.2.4 that other party goes into liquidation (except for the purpose of amalgamation or reconstruction and in such manner that the solvent company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

17.2.5 that other party ceases to carry on business; or

17.2.6 that other party is affected by any event similar or analogous to any of the events set out in Clauses 17.2.2, 17.2.3 and 17.2.4 in any part of the world.

17.3 The rights to terminate this Agreement given by this Clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

18 EFFECT OF TERMINATION

18.1 Upon termination of this Agreement at the end of the Term, NFT shall be entitled to complete the purchase of Products for which it has placed Orders with MS prior to the date of termination, and for that purpose and to that extent, the provisions of this Agreement shall continue in full force and effect.

18.2 Upon the termination of this Agreement, except as provided in Clause 18.1, NFT shall be obliged to complete the purchase of Product for which it has placed an Order with MS prior to the date of termination, if MS notifies it within 7 days of termination that it wishes to proceed with such supply. If no such notification is given, no further supply shall be made. If such supply proceeds, for that purpose and to that extent, the provisions of this Agreement shall continue in full force and effect.

18.3 Upon the termination of this Agreement, NFT shall remain liable to pay to MS all sums due at the date of termination together with all sums which become due uncle Clauses 18.1 and 18.2.

18.4 notwithstanding termination, the provisions of Clauses 11 and 12 shall continue in force in accordance with their respective terms.

18.5 Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

19 ENTIRE AGREEMENT/AMENDMENT/WAIVER

19.1 This Agreement and the Trade Mark Licence embody the entire Agreement and understanding of the parties relating to the subject matter thereof and supersede all prior oral or written agreements, understandings or arrangements relating to the subject matter. neither party shall be entitled to rely on any representation, warranty agreement, understanding or arrangement relating to the subject matter of this Agreement which is not expressly set forth in this Agreement and each party expressly excludes any liability therefor.

19.2 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by the duly authorised representatives of the parties.

19.3 No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or the further exercise of such right or remedy as the case may be.

20 PROPER LAW

This Agreement shall be governed by and construed in accordance with the laws of Scotland and the parties hereby submit to the exclusive jurisdiction of the Scottish Courts.

21 NOTICES

21.1 Any notice, communication or demand to be given or made under this Agreement shall be made in writing by facsimile transmission or by first class registered delivery mail to the following numbers and addresses:

21.1.1 In the case of MS to:

Wheatfield Road
Edinburgh EH11 2QA

For the attention of the Managing Director;

Facsimile number 0131 337 9813

21. 1.2 In the case of NFT to:

7600 West 27th Street Suite B11 St. Louis Park Mn 55426, U.S.A.

For the attention of the Tom de Petra, C.E.O;

Facsimile Number 001 612 922 3865

or to such other address or facsimile as may be notified by one party to the other from time to time.

21.2 Any notice if sent by facsimile shall be deemed to have been received on the date of transmission, subject to availability of a facsimile confirmation sheet and if sent by registered delivery mail shall be deemed to have been received 7 days after posting.

22 SEVERABILITY

In the event that any provision or term of this Agreement shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including without limitation by reason of the provisions of any legislation or laws or by reason of any decision of any Court or other body or authority having jurisdiction over the party such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that if any such deletion substantially affects or alters the commercial basis of this Agreement either party shall have the right to terminate this Agreement upon giving 30 days written notice of such termination to the other party.

IN WITNESS WHEREOF these presents consisting of this and the 13 preceding pages and the Schedule in 3 parts are executed as follows:

SUBSCRIBED for and on behalf of MACFARLAN SMITH LIMITED at on the day of

SIGNED for and on behalf of NORTECH FOREST TECHNOLOGIES INC.
at
Director
/Director/Secretary
 S C H E D U L E to Supply Agreement

PART I

Trade Marks

Trade Mark

A USA Registration Application Renewal
Number Date  Date

Bitrex (word)738448 2/10/62 2/10/02
Contains Bitrex (logo)1751753 4/12/90 9/2/03

B.Canada

Bitrex (word)1 19348 25/6/59 2/9/05
Contient/contains773457

Bitrex (logo)(application pending) 19/1/95


S C H E D U L E
TO SUPPLY AGREEMENT

PART II

TRADE MARK LICENCE

TRADE MARK LICENCE AGREEMENT

Between

MACFARLAN SMITH LIMITED of Wheatfield Road, Edinburgh EH11 2QA, Scotland (hereinafter referred to as "MS")

and

NORTECH FOREST TECHNOLOGIES INC., incorporated under the laws of the State of Delaware and having its office at 7600 West 27th Street, Suite B11 , St. Louis Park, Mn 55426, U.S.A. (hereinafter referred to as "the Licensee").

WHEREAS:

(A) MS manufactures and sells the substance Denatonium Benzoate and is the owner of the trade mark "Bitrex" (with which the said substance is associated).

(B) The Licensee wishes to incorporate Denatonium Benzoate in Products (as hereinafter defined) for sale in the Territory (as hereinafier defined) and to use the said trade marks in association with the sale of Products.

(C) MS and the Licensee have entered into a Supply Agreement for the supply of the said substance.

(D) MS is willing to grant a licence to

the Licensee to use the said trade mark in connection with the Product, in the Territory on the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1.DEFINITIONS

1.1 In this Agreement the following expressions shall have the following meanings unless otherwise expressly provided or unless the context otherwise requires:
"Commencement Date" shall mean [].

"the Substance"
shall mean Denatonium Benzoate.

"NFT Products"
shall mean preparations containing the Substance falling within the categories specified in Part A of the Schedule and such additional categories as the parties hereto may mutually agree in writing from time to time;

"Force Majeure"
shall mean requisition or interference by any Government or local authority, war, strike, lock- out, riot, epidemic disease, Act of God, inevitable accident or any other circumstances whatsoever, whether EIUSDEM GENERIS to the above causes or not, over which MS or the Licensee (as the case may be) shall have no control;

"the Supply Agreement"
shall mean the Supply Agreement between MS and NFT dated of even date herewith relating to the supply of the Substance.

"Territory"
shall mean the countries listed in part B of the Schedule hereto and such additional countries as the parties hereto may mutually agree in writing from time to time; and

"Trade Marks"

shall mean the trade mark "Bitrex" details of the registrations of which are set forth in Part C of the Schedule;

1.2 Where used in this Agreement the singular shall include the plural and vice versa.

2. GRANT

2.1 In consideration of the Licensee purchasing from MS the Licensee's entire requirement of the Substance on the terms and conditions of the Supply Agreement MS hereby grants to the Licensee a licence to use the Trade Marks in the Territory in relation to the sale of NFT Products containing only Substance purchased from MS pursuant to the Supply Agreement. Such licence to use the Trade Marks shall not extend to any NFT Products which contain Substance not so purchased from MS.

2.2 The Licence granted hereunder shall be non-exclusive, non-divisible, non-transferable and non-sub-licensable.

3. QUALITY

3.1 The Licensee hereby warrants that any NFT Products that it sells (or are sold on its behalf) under or by reference to the Trade Marks shall -

(i) only incorporate Substance which has been purchased directly from MS;

(ii) contain at least such quantity of the Substance as MS has previously notified to the Licensee as being the minimum required to render NFT Products sufficiently bitter to help to prevent accidental ingestion; and (iii) shall retain the degree of "sufficient bitterness" referred to in clause 3.1 (ii) throughout their normal shelf-life.

3.2

The Licensee shall when reasonably requested so to do by MS [which request shall not normally be made more than once during any period of twelve (12) months] submit to MS for inspection samples of NFT Products to be sold by or for the Licensee under or by reference to the Trade Marks and such other evidence of quality standards as MS may reasonably stipulate.

USE OF TRADE MARKS

The Licensee shall at MS' request join with MS in making application to have the trade mark licence granted hereunder registered in any country of the Territory with the appropriate authorities and shall do such further acts and things and sign such further documents as may be requested by MS in order to register the said trade mark Licence.

4.2 The Licensee acknowledges MS as owner of the Trade Marks and agrees that it will do nothing inconsistent with such ownership and that all use of the Trade Marks by the Licensee shall inure to the benefit of MS. The Licensee agrees that nothing in this Agreement shall give the Licensee any right, title or interest in the Trade Marks other than the right to use the Trade Marks in accordance with this Agreement.

4.3 In making use of the Trade Marks in the promotion or sale of any NFT Products, the Licensee shall meet and satisfy the labelling and other relevant laws of the Territory in respect of such use and shall indicate to MS' satisfaction (which shall be expressed in writing to the Licensee) that the Trade Marks are trade marks.

4.4 The Licensee undertakes to provide MS with a copy of the artwork that it intends to use as a basis for the labelling or packaging of each category of NFT Products that will bear a Trade Mark. MS shall indicate within thirty (30) days after receipt of such artwork whether or not it is satisfied that the Trade Mark will be displayed in a manner that is acceptable to MS. The Licensee shall not utilise any labelling or packaging based on the said artwork until such acceptance has been conveyed by MS. A failure by MS to respond to the Licensee by the expiration of the thirty (30) day period aforesaid shall be deemed to constitute acceptance. Subsequent to MS' acceptance of the original artwork aforesaid the Licensee shall only be required to submit modifications of that artwork to MS for approval if such modifications will affect the manner or form in which the Trade Marks are displayed on labels or packages of NFT Products.

4.5 The Licensee shall at all times and in all circumstances refrain from taking any action, directly or indirectly, which may endanger, destroy or adversely affect the validity of the Trade Marks and/or MS' proprietorship thereof.

4.6 If the Licensee learns of or suspects any infringement of MS' and/or the Licensee's rights upon or derived from the Trade Marks, the Licensee shall immediately communicate to MS all the details and information available to the Licensee in resp thereof. The Licensee will not under any circumstances, unless with the written prior approval of MS, initiate any action against any alleged infringer of the Trade Marks Any and all actions in this regard shall be taken by MS at its own cost and expense unless MS expressly authorises the Licensee otherwise.

5. DURATION

Subject to the provisions of Clause 6 hereof this Agreement shall commence on the Commencement Date and shall remain in force thereafter unless and until terminated by either party giving the other six (6) months' notice in writing.

6. TERMINATION

6.1 In addition to any rights to terminate this Agreement provided elsewhere in this Agreement either party shall be entitled to terminate this Agreement forthwith on, written notice to the other in the following circumstances:

(i) the other party becomes insolvent or goes into liquidation (other than a voluntary liquidation for the purpose of amalgamation or reconstruction) or enters into any arrangement or composition with creditors or has a receiver, administrative receiver or administrator appointed over the whole or a substantial part of its assets or takes or suffers any similar or analogous action in consequence of a debt in any part of the world; or

(ii) if the other party shall commit or allow to be committed (other than by reason of Force Majeure) a breach of any of the provisions on its part to be observed, PROVIDED HOWEVER that, in the case of a breach capable of being made good, the other party has failed to make good the said breach within thirty (30) days after the a notice shall have been given, specifying the breach and requiring its remedy.

6.2 This Agreement automatically shall terminate on termination of the Supply Agreement.

7. CONSEQUENCES OF TERMINATION

On termination of this Agreement the Licensee shall cease all use whatsoever of the Trade Marks except in relation to any NFT Products in which it incorporates the Substance purchased pursuant to the Supply Agreement.

8. CANCELLATION

Upon termination of this Agreement the Licensee shall join with MS in any application which may be necessary to cancel the registration of the Licensee as the Licensee in the Territory for the Trade Marks.

9. DENIAL OF RIGHTS

Nothing herein contained shall be interpreted as granting or be deemed to grant the Licensee any right or title to the Trade Marks or any licence to use the Trade Marks outside the Territory.

10. ON-WAIVER OF RIGHTS

The failure on the part of MS or the Licensee to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights or operate to bar the exercise or enforcement thereof at any time or times thereafter.

TRANSFER OF RIGHTS

The Licensee shall not assign, transfer, mortgage, charge or part with any of its rights or obligations under this Agreement without the previous written consent of MS PROVIDED THAT in the event that any products bearing the Trade Marks shall be manufactured or distributed for the Licensee by independent third parties the authority given to the Licensee hereunder to apply the Trade Marks to labels and packages of Products and to sell Products under the Trade Marks shall be deemed to extend to such third parties on condition that the Licensee shall remain fully liable and accountable to MS for any activities of such third parties that may affect the Trade Marks.

NOTICES

Any notice or consent required to be given by either party hereunder shall be by certified mail, return, receipt requested, to the party for whom it is intended at the address set forth in the preamble to this Agreement or at such other address as such party may designate in writing.

13. FORCE MAJEURE

If either party is unable to perform any of its obligations under this Agreement by reason of Force Majeure such obligations shall be excused to the extent and for the period required by such Force Majeure.

14. MINISTERIAL APPROVALS

This Agreement is conditional upon all Ministerial and any other approvals or consents necessary in the Territory being obtained within a period of six (6) months of the date of this Agreement.]

15. AMENDMENT

No amendment or variation of this Agreement shall be effective unless it is contained in a written document duly executed on behalf of the parties hereto.

16. APPLICABLE LAW

The construction, validity and performance of this Agreement shall be governed in all respects by the laws of Scotland and the parties prorogate the exclusive jurisdiction of the Scottish courts.

IN WITNESS WHEREOF these presents consisting of this the Schedules attached hereto are executed as follows:

SIGNED for and on behalf of MACFARLAN SMITH LIMITED at on the day of 1996 by and

SIGNED for and on behalf of NORTECH FOREST
TECHNOLOGIES INC

and the preceding six pages and

Director

Director/Secretary

                                 S C H E D U L E
                              TO TRADE MARK LICENCE

PART A

Products

The above term as used in the Agreement shall [as recorded in sub-clause 1(a) hereof] denote preparations falling within the following categories: